UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2014

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-547-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2014, The Hartford Financial Services Group, Inc. (the "Company") announced Liam E. McGee’s decision on June 8, 2014 to resign as Chief Executive Officer and President of the Company, effective June 30, 2014. Mr. McGee will continue to serve as Executive Chairman of the Company’s Board of Directors and will provide other services to the Company, as described below. In addition, the Company announced that (i) Christopher J. Swift has been appointed as Chief Executive Officer of the Company, (ii) Douglas G. Elliot has been appointed President of the Company, and (iii) Beth A. Bombara has been appointed Executive Vice President and Chief Financial Officer of the Company, in each case effective July 1, 2014.

On June 8, 2014, The Board of Directors of the Company (the "Board") elected Mr. Swift as a director of the Company, effective July 1, 2014. Mr. Swift will serve as a member of the Board’s Finance, Investment and Risk Management Committee ("FIRMCo"). He will not receive compensation for service on the Board or FIRMCo.

Mr. Swift, 53, has served as the Company’s Executive Vice President and Chief Financial Officer since joining the Company in March 2010. As the Company’s Chief Financial Officer, Mr. Swift has been responsible for finance, treasury, capital, accounting, tax, internal audit and investor relations functions. Additionally, he oversaw the Enterprise Transformation Office which is charged with managing, coordinating and tracking the Company’s strategic progress. Prior to joining the Company, Mr. Swift served as an executive at American International Group, Inc. ("AIG"), which he joined in 2003. He served as Vice Chairman and Chief Financial Officer of American Life Insurance Company ("ALICO"), then a subsidiary of AIG, a position he assumed in March 2009. His responsibilities at ALICO included financial strategy and reporting, capital management, investments, risk management, treasury, product development and rating agency relationships. From July 2005 to March 2009, he served as Vice President and Chief Financial Officer of Life Insurance and Retirement Services of AIG; and from August 2003 to July 2005, he served as Executive Vice President, Chief Financial Officer and Head of Annuity Operations of AIG American General Life Companies. Mr. Swift began his career in public accounting at KPMG LLP focused on financial services and was eventually appointed head of the Global Insurance Industry Practice.

Mr. Elliot, 53, has served as the Company’s Executive Vice President and President of Commercial Markets since joining the Company in April 2011. As President of Commercial Markets, he is responsible for the Company’s Property & Casualty Commercial and Group Benefits businesses. He also oversees the Company’s claims and sales and distribution organizations. Prior to joining the Company, he served as President of Hartford Steam Boiler, formerly a subsidiary of AIG, from 2007 through 2011, and served as a senior advisor with Aspen Insurance Holdings, a global reinsurer and specialty line insurer. He began his career in public accounting before joining The Travelers Companies, Inc. in 1987, where he rose to become Chief Operating Officer for Travelers Property-Casualty in 2002 and was named Chief Executive Officer of General Commercial and Personal Lines for St. Paul Travelers Companies in 2004.

Ms. Bombara, 46, has served as President of The Hartford’s Talcott Resolution business since July 2012. She is responsible for managing the Talcott Resolution business, which includes the legacy annuity business that is in runoff. Previously, Ms. Bombara served as the Company’s Senior Vice President and Controller from June 2007 to July 2012 where she oversaw corporate accounting and policy and Wealth Management finance, and led the Company’s finance transformation program. She joined the Company in April 2004 and previously served as Vice President responsible for the Company's compliance with the internal control requirements under Section 404 of the Sarbanes-Oxley Act. She was promoted to Vice President and Deputy Controller in 2005. Prior to joining the Company, Ms. Bombara was a senior manager in Deloitte & Touche LLP's audit practice and was previously a partner at Arthur Andersen LLP.

The independent directors of the Company approved a target total annual compensation opportunity for Mr. Swift at $8.25 million, based on market data for Chief Executive Officers at peer companies. This includes a base salary of $1 million, a bonus target of $2 million and a long term incentive target of $5.25 million.

The Compensation and Management Development Committee (the "Compensation Committee") approved a target total annual compensation opportunity for Mr. Elliot at $6.5 million, based on market data for executives in similar roles at peer companies. This includes a base salary of $900,000, a bonus target of $1.6 million and a long term incentive target of $4 million.

The Compensation Committee approved a target total annual compensation opportunity for Ms. Bombara at $2.875 million, based on market data for Chief Financial Officers at peer companies. This includes a base salary of $625,000, a bonus target of $850,000 and a long term incentive target of $1.4 million.

The Company has entered into an agreement dated June 8, 2014 with Mr. McGee under which he will provide advisory and transitional support to the Company through the date of the Company’s 2015 Annual Meeting of Shareholders, subject to earlier termination at the election of either party. The agreement provides for the payment to Mr. McGee of a reduced annualized base salary of $1 million, a 2014 bonus based on actual corporate performance during 2014 at a target level equal to 225% of his base salary and no bonus for 2015. The agreement also provides that upon termination of Mr. McGee’s employment, outstanding equity awards granted to Mr. McGee (other than the special performance share award granted on October 30, 2013) will receive retirement treatment under the Company’s 2010 Incentive Stock Plan. Mr. McGee will not receive additional compensation for his service on the Board or FIRMCo, or as Chairman of the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 8, 2014, the Board approved an amendment to the Company’s Amended and Restated By-laws (the "By-laws"), effective June 9, 2014, principally to permit the roles of Chairman and Chief Executive Officer of the Company to be separated and certain related matters. The By-laws previously provided that the Chairman shall be the Chief Executive Officer of the Company.

The foregoing description of the amendments to the By-laws does not purport to be complete and is qualified in its entirety by reference to the By-laws, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

3.1 Amended and Restated By-laws of The Hartford Financial Services Group, Inc., effective June 9, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

June 9, 2014	By:	/s/ Donald C. Hunt

Name: Donald C. Hunt
Title: Vice President and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-laws of The Hartford Financial Services Group, Inc., effective June 9, 2014